February 28, 2006

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

The Bank of New York, as Trustee

Asset-Backed Securities Group

101 Barclay Street, SW

New York, New York  10286

Attention:  HarborView 2006-CB1

HarborView Mortgage Loan Trust 2006-CB1

Mortgage Loan Pass-Through Certificates, Series 2006-CB1,
Class 2-A2

Ladies and Gentlemen:

This letter will confirm the agreement of Greenwich Capital Acceptance, Inc. (the “Depositor”), Greenwich Capital Financial Products, Inc. (the “Seller”), and XL Capital Assurance Inc., as Insurer (“XLCA”), that the nonrefundable payments described herein are to be made at, in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by XLCA of the Financial Guaranty Insurance Policy Number CA02773 (the “Policy”) in respect thereof.  The amounts payable hereunder or under the Pooling Agreement (as defined below) to XLCA or any other specified party shall be nonrefundable without regard to whether XLCA makes any payment under the Policy or any other circumstances relating to the Class 2-A2 Certificates (the “Insured Certificates”) or provision being made for payment of the Insured Certificates prior to maturity.  Although the Premium is fully earned by XLCA as of the Closing Date, the Premium shall be payable in periodic installments as provided herein.  Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling Agreement, dated as of February 1, 2006 (the “Pooling Agreement”) among the Depositor, the Seller, Federal Home Loan Mortgage Corporation, as guarantor, and The Bank of New York, as trustee (the “Trustee”).

The payments payable pursuant to the terms hereof (except as otherwise noted) shall constitute the “Premium” referred to herein and the “Premium Amounts” referred to in the Pooling Agreement.

Greenwich Capital Financial Products, Inc.

Greenwich Capital Acceptance, Inc.

The Bank of New York, as Trustee

February 28, 2006

As used herein the term “Distribution Date” shall mean the 25th day of each calendar month commencing in March 2006 or, if such day is not a Business Day, then the next succeeding Business Day.

As used herein the term “Accrual Period” shall mean i)" (i) the period from and including the Closing Date, to but excluding the initial Distribution Date (whether or not the nominal date of such Distribution Date is a Business Day), and ii)" (ii) thereafter, with respect to each Distribution Date, the period beginning on the first day following the end of the preceding Accrual Period and ending on the day immediately preceding such Distribution Date (whether or not the nominal date of such Distribution Date is a Business Day).

On each Distribution Date, XLCA shall be entitled to be paid the Premium, based on the actual number of days in the related Accrual Period and a year of 360 days, and the Premium shall be payable in arrears on the related Distribution Date.  The payment on such Distribution Date shall be in an amount equal to six (6) basis points per annum (the “Premium Rate”) multiplied by the aggregate Certificate Principal Balance of the Insured Certificates on the immediately preceding Distribution Date (after giving effect to payments of principal made on such date) (such product being referred to as the “Premium Amount”).  The Premium Amounts shall be payable in accordance with the Pooling Agreement.

In addition, the accounting and legal fees and disbursements amounts not to exceed the amount so specified in the table below (the “Recourse Provisions”) shall be paid to XLCA (or its designee) in the manner specified below at closing of the issuance of the Insured Certificates:

EXPECTED CLOSING DATE:  February 28, 2006

Payee	Amount	Type of Payment	Re:
XLCA	$8,000	Federal Funds Wire	Accountants’ Fees
Hunton & Williams	$20,000 (Maximum)	Federal Funds Wire	Legal Fees and Disbursements

Notwithstanding any provision of this letter to the contrary, the payment obligations set forth herein, other than the Recourse Provisions above (the “Non-Recourse Provisions”) shall be non-recourse obligations with respect to the Seller and the Depositor and shall be payable only from monies available for such payment in accordance with the provisions of the Pooling Agreement.  An obligation that arises under any Recourse Provision of this letter shall be an obligation with recourse notwithstanding that the same or a similar obligation may also arise under the Non-Recourse Provisions.

Greenwich Capital Financial Products, Inc.

Greenwich Capital Acceptance, Inc.

The Bank of New York, as Trustee

February 28, 2006

No recourse under this letter shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute or otherwise in respect of this letter, it being expressly agreed and understood that this letter is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under this letter is hereby expressly waived as a condition of and in consideration for the execution and delivery of this letter.

Payment to XLCA shall be made by Federal funds wire transfers to XLCA to the account set forth below, unless another account is designated to you in writing by a Managing Director of XLCA, with the following details specifically stated on the wire instructions:

Bank:	Bank of America 777 Main Street Hartford, CT 06115-2001 ABA #026009593

For the Account of:	XL Capital Assurance Inc. 1221 Avenue of the Americas New York, NY 10020-1001

Account Number:	94278 35841

Reference:	Policy Number CA02483A

Payments to Hunton & Williams LLP shall be made pursuant to the wire transfer instructions set forth on Exhibit A attached hereto.

This letter shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof, other than Sections 5-1401 and 5-1401 of the New York General Obligations Law).

Each of the Depositor and the Seller agree that this letter and the contents thereof are for its confidential use only and will not, without the prior written consent of XLCA (except as otherwise required by law), disclose this letter and the contents thereof to any Person other than its officers, directors, accountants, attorneys and other advisors.

Greenwich Capital Financial Products, Inc.

Greenwich Capital Acceptance, Inc.

The Bank of New York, as Trustee

February 28, 2006

This letter may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which taken together shall constitute but one letter.

Sincerely,

XL CAPITAL ASSURANCE INC.

By: /s/ Linda S. Kobrin
Name: Linda S. Kobrin Title: Managing Director

Agreed and accepted as of the date first above written:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By: /s/ Adam Smith
Name: Adam Smith Title: Senior Vice President
GREENWICH CAPITAL ACCEPTANCE, INC.

By: /s/ Adam Smith
Name: Adam Smith Title: Senior Vice President

THE BANK OF NEW YORK, as Trustee, for the benefit of the holders of the Insured Certificates

By: /s/ Cirino Emanuele
Name: Cirino Emanuele Title: Assistant Vice President

Exhibit A

Wire Transfer Instructions for Hunton & Williams LLP

Bank:	SunTrust Bank, Richmond, VA

Account Name:	Hunton & Williams Operating

Account Number:	001458094

ABA Transit Routing No.:	061000104

Information with Wire:	Thomas Y. Hiner, 65041.000028, February 28, 2006

Instruct SunTrust:	Give an immediate telephone advice to Jacqueline Pacelli, 804-787-8054